Exhibit 5.1

June 14, 2019

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor

New York, New York

Re:	Lindblad Expeditions Holdings, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Lindblad Expeditions Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement (as defined below) relating to the (i) Company’s offer to exchange (the “Exchange Offer”) 0.385 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company for each of the Company’s (a) publicly traded warrants (the “Public Warrants”) to purchase shares of the Common Stock, which warrants were issued under the warrant agreement, dated May 10, 2013, by and between the Company’s predecessor company Capitol Acquisition Corp. II (“Capitol Acquisition”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), in connection with the Company’s initial public offering (“IPO”), and (b) warrants to purchase shares of the Common Stock that were issued either (1) under the Warrant Agreement in a private placement simultaneously with the IPO or (2) in connection with conversion of $500,000 of convertible notes into warrants upon consummation of the Company’s initial business combination with Capitol Acquisition on July 8, 2015 (collectively, the “Private Warrants” and together with the Public Warrants, the “Warrants”); and (ii) solicitations of consents (the “Consent Solicitation”) from the holders of the Warrants to amend the Warrant Agreement to permit the Company to require that each outstanding Warrant that is not tendered pursuant to the Exchange Offer be converted into 0.36575 shares of Common Stock (the “Warrant Amendment”), in each case upon the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and the Letter of Transmittal (as defined below). The shares of Common Stock issuable upon exchange of the Warrants pursuant to the Exchange Offer and the up to 1,844,381 shares of Common Stock issuable pursuant to the Warrants following the effectiveness of the Warrant Amendment are referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Lindblad Expeditions Holdings, Inc.

June 14 2019

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)               the registration statement on Form S-4 of the Company relating to Common Stock and other securities of the Company filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)               the preliminary prospectus/offer to exchange, dated June 14, 2019, relating to the offering of Securities, (such preliminary prospectus being hereinafter referred to as the "Preliminary Prospectus"), which forms a part of and is included in the Registration Statement;

(c)               the letter of transmittal (the “Letter of Transmittal”) relating to the Exchange Offer and Consent Solicitation;

(d)               an executed copy of the Dealer Manager and Solicitation Agent Agreement, dated June 14, 2019, by and between the Company and Citigroup Global Markets Inc., relating to the Exchange Offer and Consent Solicitation (the “Dealer Manager Agreement” and together with the Warrant Amendment, the “Transaction Documents”);

(e)               an executed copy of a certificate of Pamela Fingleton, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)                a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of June 13, 2019, and certified pursuant to the Secretary’s Certificate;

(g)               a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(h)               a copy of minutes of a meeting of the Board of Directors of the Company, adopted on April 12, 2013, minutes of a meeting of the Board of Directors of the Company, adopted on May 15, 2019, minutes of a meeting of the Board of Directors of the Company, adopted on April 25, 2019 certified pursuant to the Secretary's Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Dealer Manager Agreement.

Lindblad Expeditions Holdings, Inc.

June 14, 2019

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement and the related Letter of Transmittal, (ii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and (iii) the Warrant Amendment will have received the requisite consent of the holders of outstanding Warrants prior to its effectiveness.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York (all of the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued in accordance with the terms of the Exchange Offer or the Warrant Agreement as amended by the Warrant Amendment, as applicable, will be validly issued, fully paid and nonassessable.

2.	the Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, upon effectiveness of the Warrant Amendment, will constitute the valid and binding agreement obligations of the Company, enforceable against the Company in accordance with its terms under the laws of New York.

The opinions stated herein are subject to the following qualifications:

(a)               we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)               we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Warrant Amendment or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Lindblad Expeditions Holdings, Inc.

June 14, 2019

(c)               to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any of the Transaction Documents, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

(d)               we do not express any opinion with respect to the enforceability of Section 2.2 of the Warrant Amendment to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

In addition, in rendering the foregoing opinions we have assumed that:

(a)               neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)               neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP